SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                     January 14, 2005 (January 10, 2005)
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                                 CNE Group, Inc.
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               (Exact Name of Registrant as Specified in Charter)



             Delaware                     1-9224                  56-2346563
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(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)

    200 West 57th Street, Suite 507
           New York, New York                                            10019
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(Address of Principal Executive Offices)                              (Zip Code)


                                  212-977-2200
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               Registrant's telephone number, including area code


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          (Former name or former address, if changed since last report)


[ ] Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13(e)-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02 Departure of Directors; Election of Director
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     (a) On January 11, 2005, Michael J. Gutowski and Larry M. Reid resigned as directors of the Company. See Item 8.01 below.

     (d) On January 14, 2005, the Company appointed Gary L. Eichsteadt to its Board of Directors pursuant to a resolution duly adopted by its Board of Directors. Mr. Eichsteadt is an employee of one of the Company's subsidiaries and is the owner of 2,433,969 shares of the Company's Class C Preferred Stock, which amount constitutes 25% of the outstanding shares of this Class, and 500,000 shares of the Company's Class AA Preferred Stock, which amount constitutes 25% of the outstanding shares of this Class. Mr. Eichsteadt, 54, was the co-founder in 1984 of Econo-Comm, Inc. and from that date through its acquisition by the Company in April 2003 was its President and sole director.

Item 8.01 Other Events
----------------------

As previously reported in the Company's Form 10-Q for the quarter ended June 30, 2004, the Company's Form 8-K dated September 13, 2004 and the Company's Form 10-Q for the quarter ended September 30, 2004, on August 19, 2004, two of the Company's then officers, Michael J. Gutowski and Larry M. Reid, who were then also directors, informed the Company that their employment contracts may have been breached. On August 27, 2004, these officers filed suit against the Company in the United States District Court, Southern District of Florida, alleging that
(i) their employment contracts had been breached and (ii) certain future compensation relating thereto to be paid to them amounting up to an aggregate of $1,003,000 had been accelerated. On October 5, 2004, Carol L. Gutowski, then an officer of one of the Company's subsidiaries and a former director of the Company, instituted a suit against the subsidiary in the Circuit Court, 17th Judicial Circuit, Broward County, Florida, alleging (i) a breach of her employment agreement with the subsidiary and (ii) that certain future compensation relating thereto to be paid to her from the subsidiary amounting up to an aggregate of $274,000 had been accelerated.

The Company reported that it did not believe that it had committed any breach of these agreements and, accordingly, had not incurred the claims that these officers alleged. In addition, the Company reported that it believed that these officers had committed violations of their employment agreements and had taken other actions that had damaged the Company. Accordingly, the Company filed a defense to these actions and asserted appropriate counterclaims.

On January 10, 2005, both of the aforementioned actions were settled. In accordance therewith, the parties agreed, among other things, as follows:




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     1.   Each party will  release the other from any and all claims  except for any obligations set forth in the settlement agreement and the legal actions between the parties, including both the Federal Court and Florida Circuit Court actions, will be dismissed with prejudice;

     2. The parties shall bear their own fees and expenses relating to the litigation;

     3. Messrs. Reid and Gutowski and Ms. Gutowski shall be released from the non-competition provisions of their respective employment contracts;

     4. Messrs. Reid and Gutowski agreed to resign as directors of the Company; and

     5. Messrs. Reid and Gutowski and Ms. Gutowski shall exchange, in the aggregate, (i) all of their Class AA (1,000,000 shares), Class A (305,336 shares), and Class C (4,867,937 shares) Preferred Stock of the Company, and (ii) all issued incentive stock options of the Company, aggregating 1,550,000 in the aggregate, for 750,000 common shares of the Company's common stock subject to certain restrictions relating to the sale thereof.

The settlement agreement is being filed with the United States District Court Southern District of Florida, Case No: 04-61125-Civ-Cooke/McAliley, Michael J. Gutowski and Larry M. Reid, Plaintiffs, v. CNE Group, Inc., Defendant/Counter-Plaintiff, v. Michael J. Gutowski, Larry M. Reid and Carol Gutowski, Counter-Defendants.





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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                CNE GROUP, INC.



Date: January 14, 2005                          By:    /s/Anthony S. Conigliaro
      ----------------                                 ------------------------
                                                       Anthony S. Conigliaro,
                                                       Chief Financial Officer






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